Exhibit 10.4
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment and Noncompetition Agreement (the “First Amendment”) is entered into to be effective as of April 25, 2020, by and between OFTC, Inc., a Delaware corporation (the “Company”) and Gregory T. Sangalis (the “Employee”).

WHEREAS, the Company and the Employee entered into an Employment and Noncompetition Agreement dated December 7, 2016, as extended (the “Agreement”); and

WHEREAS, the Company and the Employee wish to amend the Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee intending to be legally bound hereby agree to amend certain sections of the Agreement as follows:

1.Section 1.4(a) of the Agreement is amended to provide that the Employee’s salary for the Employment Term ending December 31, 2020, shall be reduced by fifteen percent (15%) until the earlier of: (a) the time the Company determines that the Employee’s salary shall be restored to its prior level, and (b) the end of the Employment Term;

2.The definition of “Good Reason” found in Section 4.14 of the Agreement is amended to exclude the reduction in base salary referenced in paragraph 1 of this First Amendment;

3.Capitalized terms not otherwise defined in this First Amendment shall have the meaning given in the Agreement; and

4.Except as hereinabove specifically amended, the Agreement is and shall remain in full force and effect according to its terms and conditions.

IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment on the date and year first above mentioned.

COMPANY: EMPLOYEE:
OFTC, Inc.

By: /s/ DANIEL KLEBAN  By: /s/ GREGORY T. SANGALIS
Daniel Kleban, President Gregory T. Sangalis